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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2000-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company Americas
fka Bank One, National Association    fka Bankers Trust Company
One Bank One Plaza, Suite 0126        60 Wall Street, 26th Floor-MS NYC60-2606
Chicago, IL  60670                    New York, NY 10007
Attn: Corporate Trust Administration  Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                 Structured Finance
Fax: (312) 407-1708                   Phone: (212) 250-s8522
                                      Fax: (212) 797-8606

Key Bank USA, National Association    MBIA Insurance Corporation
800 Superior Ave, 4th Floor           113 King Street
Cleveland, OH 44114                   Armonk, NY 10504
Attn:  President, KER                 Attn: Data Administration
Phone: (216) 828-4293                 Phone: (914) 765-3772
Fax: (216) 828-9301                   Fax: (914) 765-3660


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                   PENNSYLVANIA HIGHER EDUCATION
                                   ASSISTANCE AGENCY, Subservicer

Date: February 24, 2004            By: /S/ RICHARD E. WILLEY
                                       ------------------------------------
                                   Name: Richard E. Willey
                                   Title: President and CEO